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                                                                    EXHIBIT 24.4

             [SHOEMAKER AND WILSON, P.C. LETTERHEAD APPEARS HERE]

North American Technologies Group, Inc.
Houston, Texas

 We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 18, 1992, relating to the consolidated financial statements of North American Environmental Group, Inc., which is contained in that Prospectus.

 We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ SHOEMAKER & WILSON, P.C.
Shoemaker & Wilson, P.C.
Certified Public Accountants

July 24, 1996